UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2006 (February 2, 2006)

HealthSouth Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14940	63-0860407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway Birmingham, Alabama	35243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 967-7116

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On February 2, 2006, HealthSouth Corporation (the “Company”) issued a press release announcing its intent to prepay substantially all of its existing indebtedness with proceeds from a proposed series of recapitalization transactions. The recapitalization transactions are further described in the press release dated February 2, 2006, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference. The Company also announced as part of its recapitalization plan it has commenced cash tender offers for all of its outstanding senior notes and senior subordinated notes (collectively, the “Notes”). In connection with the tender offers the Company is also soliciting consents to proposed amendments to each of the indentures governing the Notes, which would eliminate substantially all of the restrictive covenants and amend certain events of default. The tender offers and consent solicitations are further described in the press release dated February 2, 2006, a copy of which is furnished as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

On February 2, 2006, the Company received a commitment letter from JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities Inc. (“JPMorgan”), Citicorp North America, Inc. (“CNAI”), Citigroup Global Markets Inc. (“CGMI”), Merrill Lynch Capital Corporation (“MLCC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch,” and with JPMCB, JPMorgan, CNAI, CGMI and MLCC, the “Banks”) to provide the Company with up to $2.55 billion in new senior secured credit facilities and up to $1.3 billion in a new senior unsecured bridge facility. The commitment letter is subject to customary conditions to consummation, including the absence of any event or circumstance that would result in a material adverse change in the business, assets, operations, properties, condition (financial or otherwise) or liabilities of the Company and its subsidiaries, taken as a whole (other than any event or condition disclosed in the Company’s filings with the Securities and Exchange Commission prior to the date hereof), or that represents a material worsening of, or a material increase in the anticipated liability associated with, any event or condition previously disclosed to the Banks (including disclosed litigation and governmental investigations and proceedings). The Company has agreed to pay the Banks certain fees in connection with the commitment letter and has agreed to indemnify the Banks against certain liabilities. The preceding summary of certain provisions of the Commitment Letter is qualified in its entirety by reference to the complete Commitment Letter filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

The description of the recapitalization transactions and the cash tender offers and consent solicitations set forth in Item 1.01 is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1 Commitment Letter from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Citicorp North America, Inc., Citigroup Global Markets Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1 Press release dated February 2, 2006, announcing the recapitalization transactions.

99.2 Press release dated February 2, 2006, announcing the cash tender offers and consent solicitations with respect to all of the Company’s outstanding senior notes and senior subordinated notes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody
Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Date: February 3, 2006

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Letter from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Citicorp North America, Inc., Citigroup Global Markets Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press release dated February 2, 2006, announcing the recapitalization transactions.

99.2	Press release dated February 2, 2006, announcing a cash tender offer and consent solicitation with respect to all of the Company’s outstanding senior notes and senior subordinated notes.

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